EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Corp. Communications Contact:

Scott Meyerhoff	Beverly McDonald
Chief Financial Officer	VP Corporate Communications
Infor Global Solutions	Infor Global Solutions
scott.meyerhoff@infor.com	beverly.mcdonald@infor.com
(678) 393-5008	(678) 393-5007

David Morgan	Sandra Hofmann
Interim Chief Financial Officer	VP Marketing Communications
MAPICS, Inc.	MAPICS, Inc.
dave.morgan@mapics.com	sandy.hofmann@mapics.com
(678) 319-8583	(678) 319-8976

INFOR SIGNS DEFINITIVE AGREEMENT TO ACQUIRE MAPICS FOR A

CASH PRICE OF $12.75 PER SHARE

Combination Creates One of the Largest Enterprise Software Companies in the World

ATLANTA, GEORGIA, USA — (January 27, 2005) — Infor Global Solutions and MAPICS, Inc. (NASDAQ/NM: MAPX), leading global providers of enterprise software solutions, announced the signing of a definitive agreement for Infor to acquire MAPICS.

Under the terms of the agreement, Infor has agreed to pay $12.75 per share in cash to MAPICS shareholders. The plan has received unanimous approval from the MAPICS Board of Directors and its Special Committee. The transaction is subject to certain closing conditions, including receipt of required regulatory approvals and MAPICS shareholder approval.

Infor focuses exclusively on delivering enterprise resource planning (ERP) and supply chain solutions that are designed specifically for the manufacturing and distribution industries. By adding MAPICS’ additional scale and reach, Infor will be able to expand its manufacturing solutions and increase its ability to compete globally. The combined company will have more than 17,500 customers in over 70 countries.

“Infor is building vertical market leadership by assembling proven, best-of-breed solutions and deep industry knowledge,” said Jim Schaper, Infor’s chairman and chief executive officer. “MAPICS is a respected enterprise software provider that has been serving the manufacturing industry for over two decades. The combined company has the scale and resources to continue to support our extensive customer base while investing in enhancements and long-term product innovation. Both current and future customers will benefit from our exclusive focus on manufacturing and distribution and our world-class team of professionals with deep vertical expertise.”

MAPICS has approximately 4,500 customers and a team of dedicated employees who will expand Infor’s expertise in the manufacturing sector. MAPICS’ strong affiliate and partner network will further enhance Infor’s ability to meet the needs of global manufacturers and

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Infor to Acquire MAPICS, Inc.

January 27, 2005

MAPICS’ proven products will allow Infor to offer an expanded suite of solutions. Infor’s financial backing, global reach and additional product solutions will provide MAPICS’ customers with a path for continuous improvement and long-term growth.

Dick Cook, MAPICS’ president and chief executive officer, remarked, “With the industry consolidation currently taking place, it was imperative that MAPICS combine to create a larger company to help ensure the continued success of our customers. While our initial strategy was to grow through acquisition, the opportunity to be part of a much larger company while rewarding our shareholders presented an attractive alternative.”

Cook added, “After a lengthy process, the MAPICS Board of Directors concluded that this was the right plan of action. We believe that Infor’s offer is a win for our shareholders and that it provides a long term future for our business.”

Acquisition Highlights

Infor International Limited, a wholly owned subsidiary within the Infor Global Solutions group, has signed a definitive agreement to acquire MAPICS, Inc, a publicly traded manufacturing applications provider headquartered in Alpharetta, Georgia. Terms of the acquisition include the purchase of all MAPICS capital stock for $12.75 cash per share. MAPICS currently has approximately 27.2 million shares outstanding on a fully diluted basis. The acquisition will be financed through equity capital to be provided by Golden Gate Capital and Summit Partners, Infor’s existing equity sponsors. Infor’s senior bank debt and subordinated debt will be refinanced by a syndicate of banks led by Lehman Brothers with Wells Fargo Foothill acting as syndication agent. SunTrust Robinson Humphrey is acting as the exclusive advisor to MAPICS in this transaction. Lehman Brothers Inc. and Wachovia Securities are acting as advisors to Infor.

Closing of the transaction, which is expected to occur early in the second calendar quarter of 2005, remains subject to certain conditions including, but not limited to, regulatory clearance and MAPICS shareholder approval.

Conference Call

MAPICS and Infor will hold a conference call today to discuss the definitive agreement which will be available online at www.mapics.com or www.fulldisclosure.com beginning at 10:00 a.m. (Eastern Time). The online replay will be available at approximately 1:00 p.m. (Eastern Time) and continue for 30 days.

About Infor

Infor focuses exclusively on providing vertical specific, enterprise-wide business solutions to the manufacturing and distribution industries worldwide. Infor delivers best-in-class products that address the essential challenges our customers face in areas such as supply chain planning, relationship management, demand management, ERP, warehouse management, marketing-driven distribution, and business intelligence. For additional information, visit www.infor.com.

About MAPICS

MAPICS is a leading global solutions provider focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency and exceeding customer expectations. MAPICS solutions include software-extended ERP, CRM and supply chain management - and professional services. The solutions are implemented on the two industry-leading technology platforms - Microsoft and IBM.

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Infor to Acquire MAPICS, Inc.

January 27, 2005

Headquartered in Alpharetta, MAPICS has approximately 4,500 customers in over 70 countries. For more information, visit www.mapics.com.

Important Information Regarding the Transaction

The proposed transaction will be submitted to MAPICS’ shareholders for their consideration, and MAPICS will file with the SEC a proxy statement to be used by MAPICS to solicit their shareholders’ approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Shareholders of MAPICS are urged to read the proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about MAPICS, at the SEC’s Internet site (http://www.sec.gov).

Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to: Martin D. Avallone, MAPICS, Inc., 1000 Windward Concourse Parkway, Suite 100, Alpharetta, Georgia 30005 (678-319-8000).

MAPICS and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MAPICS in connection with the sale. Information regarding those participants is included in the Part III supplemental information to be filed on Form 10K/A by January 28, 2005. Copies of the filing will be available at the SEC’s website. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Statements in this press release or otherwise attributable to Infor or MAPICS regarding their business which are not historical facts, including those regarding closing the contemplated transaction, benefits associated with the contemplated transaction, and financial and operating results of the combined entity post closing are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “committed,” “opportunity,” “future,” “expect,” “anticipate,” “believes” and similar expressions as well as statements regarding the closing of the contemplated transaction are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of performance and are inherently subject to risks and uncertainties, none of which can be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those contained herein. Important factors that could cause the actual results to differ materially from the Infor and MAPICS’ expectations include the ability of the parties to consummate the transaction, including obtaining acceptable financing and other approvals necessary, the ability of the parties to successfully manage and establish relationships with third parties, the ability of the parties to successfully and profitably integrate products and operations, competition in the market for business software in the manufacturing industry, as well as other factors set forth from time to time in the Infor and MAPICS’ respective reports filed with the Securities and Exchange Commission. Infor and MAPICS undertake no obligation to revise or publicly update such forward-looking statements whether as result of new information or otherwise.

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